EXHIBIT 10.3              Consulting Services Agreement

   This Consulting Services Agreement ("Agreement") sets forth the terms and conditions upon which ALTRES GROUP, LLC ("ALTRES") is engaged by DURA TRACK ENTERPRISES, INC., including successors or assigns (collectively "DURA TRACK") to effect certain transactions ("the Transactions") intended to (1) assist and/or facilitate in the creation of the corporate entity to be called DURA TRACK; (2) provide consulting services and/or assistance to the company so that it is in a position to become a United States reporting company; (3) assist in the preparation and/or making the appropriate filings to effectuate the company as a publicly-traded entity; (4) assist and/or facilitate the registration for sale of either existing shareholder shares or shares to be issued in a public offering; and, for related matters.

1.0 Services Provided.

Following its engagement, ALTRES and its affiliates will:

1.1 Advise DURA TRACK on the structure of Transactions and actions to be taken by DURA TRACK in preparation for the completion of the Transactions;

1.2 Take such steps as may be appropriate to organize DURA TRACK in preparation for becoming a United States reporting company;

1.3 Effectuate such filings as are necessary to allow DURA TRACK to become a trading company;

1.4 Help prepare and file with the Securities and Exchange Commission a Form 10SB or SB-2 describing the DURA TRACK business and registering the company as a reporting company with the SEC;

1.5 Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

1.6 Assist the Company with listing its securities on the NASD "Pink Sheets" or OTC-Bulletin Board;

1.7 Prepare and file with the Securities and Exchange Commission a Form SB-2, or other such form as the situation may require, to register either (1) the "restricted" shares held by existing shareholders for sale or (2) new shares for issuance by the Company.

1.8 Take any other actions reasonably required of it to complete the Transactions as may be contemplated by this agreement.

2.0 Payments.

2.1 DURA TRACK will pay ALTRES a total of $45,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made $5,000 on execution of this agreement, with the remaining $40,000 balance payable immediately upon filing of a Form 15(c)211 package with a securities broker/dealer and acceptance of same by the NASD as part of DURA TRACK's effort to have its securities become publicly traded. Payments hereunder are deemed accrued when payable and are non-refundable. Any payments not paid timely as set forth herein shall accrue at an annual rate of 15%, payable monthly, until such time as they are paid in full

3.0. Expenses.

3.1 ALTRES will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

3.2 DURA TRACK will pay its own and any third-party expenses (other than those expenses of ALTRES) including without limitation, SEC, Federal, State, and Nasdaq filing fees, underwriting and market making costs, corporate financial relations, accounting fees, and duplicating costs and other expenses of the Company. ALTRES will not incur any expenses on behalf of the Company unless permitted by it to do so in writing.

4.0. Agreement to Complete Transactions.

4.1 DURA TRACK agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for DURA TRACK; obtaining consents of the Board of Directors and the shareholders of DURA TRACK, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate, making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

4.2 In the event that at any time DURA TRACK determines not to continue with the Transactions, ALTRES hereby grants to DURA TRACK the right to buyout the interest of ALTRES in this agreement on the terms contained herein, in which case ALTRES agrees not to seek specific enforcement of this agreement. In the event that DURA TRACK elects not to continue with the Transactions (or if DURA TRACK does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) ALTRES will be entitled to receive, in full, all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that DURA TRACK will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by ALTRES or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

4.3 ALTRES represents and warrants that it will timely take all steps reasonab1e and necessary to complete the Transactions and to cause the securities of the Company to trade in the United States secondary market, and for the Company to become a registered reporting company with the United States Securities and Exchange Commission by way of a filing of a Form 10SB or Form SB-2 to register either the shares held by existing shareholders or to register shares to be issued by the Company in a public offering.

5.0 Performance of Services by Others.

From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts, and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties, if engaged by the Company will be borne by it.

6.0 Actions and Understandings.

6.1 DURA TRACK understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. DURA TRACK understands that in order to achieve the greatest market interest in its securities, it, its officers, and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of I934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective investment bankers and institutions.

6.2 DURA TRACK understands that the completion of the Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Company, market conditions, and other factors over which neither ALTRES nor its affiliates have any control.

6.3 DURA TRACK understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business p1ans and operations, to operate at a profit and similar business considerations. DURA TRACK represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

6.4 DURA TRACK understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth, and market price of its securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

6.5. During the Transactions and so long as ALTRES or an affiliate may be a Shareholder of the Company, it will provide ALTRES continuing and reasonable access as requested to all information concerning the Company's operations, past, current, and intended, including, without limitation, full access to the financial records of the Company as any other shareholder of record upon 15 days written notice at the expense of ALTRES.

7.0. Compliance with Securities Law.

Now and following the Transactions, as applicable, DURA TRACK represents and warrants that:

7.1 DURA TRACK and its affiliates will at all times observe and comply with Federal and State securities laws, rules, and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or nor affiliated with DURA TRACK, from engaging in any transactions in contravention of such laws, rules, and regulations.

7.2 DURA TRACK and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 10-SB or Form SB-2 by the Company and will assure that all such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, DURA TRACK and its affiliates will timely provide all requested information and documents, including officers and directors questionnaires.

7.3 DURA TRACK and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within is control to prohibit my officer, director, other affiliate; agent or emp1oyee from engaging in such conduct.

7.4 The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company's securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities 1aws, rules, and regulations and wil1 not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

7.5 For not less than 36 months following execution of this agreement, and when applicable, the Company will timely make all required Federal, State, and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities

8.0 Notices.

Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the mariner provided for in this paragraph.

In the case of DURA TRACK or the Company to:

DURA TRACK ENTERPRISES, INC.
6505 138th Street
Surrey, BC Canada V3W 5G5

Or to:

DURA TRACK ENTERPRISES, INC.
3638 North Rancho Drive, Suite 6-D
Las Vegas, NV 89130

In the case of ALTRES to:

ALTRES GROUP LLC
7011 S Brookshire Ct.
Spokane, WA 99223

9.0 Arbitration.

9.1 Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past, or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause will be resolved by arbitration before the American Arbitration Association within the state of California.

9.2 Consent to Jurisdiction, Situs, and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

9.3 Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws

9.4 Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters that are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

9.5 Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

9.6 Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding, and non-appealable except to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each Party to the arbitration shall pay its own costs and counsel fees.

9.7 Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive, or multiple damages.

9.8 Covenant not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

9.9 Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

9.10 Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

10.0 Assignment.

In order to better carry out the Transactions, ALTRES may assign all or parts of this agreement provided that the assignee agrees to all the terms and conditions of this agreement pertaining to such assignment. An assignment will not relieve ALTRES of any of its obligations under this agreement.

11.0 Confidentiality.

As a result of entering in to this agreement, DURA TRACK will have access to information which ALTRES regards as confidential and proprietary regarding ALTRES' methods of carrying out the Transactions (collectively the "Business of ALTRES"). DURA TRACK agrees that it will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, know-how, techniques, or information with respect to ALTRES or the Business of ALTRES without the prior written consent of ALTRES.

12.0  Termination.

ALTRES may terminate this agreement, without further obligation or liability, at any time (i) that ALTRES has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, ALTRES will be entitled to retain all payments to it made or accrued prior to such termination. All fees will be refunded to DURA TRACK if it becomes evident that ALTRES can not or will not perform under the terms of this agreement.

13.0 Miscellaneous.

13.1 Covenant of Further Assurances. The parties agree to take any further actions and to execute any further documents that may from time to time be necessary or appropriate to carry out the purposes of this agreement.

13.2 Scope of Agreement. This agreement and any attached pooling agreement constitute the entire understanding of the parties. No undertakings, warranties, or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

13.3 Currency. All references to currency in this agreement are to United States Dollars.

13.4. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

14.0 Effective Date.

The effective date of this agreement is April 23, 2004.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

ALTRES Group, LLC


/s/ Kevin Nichols
Managing Member

DURA TRACK ENTERPRISES, INC.


/s/ Darrel Crimeni
President

Warranties by Officers, Directors, and Other Affiliates.

Each of the undersigned officers, directors, and other affiliates of DURA TRACK agree that they have read this agreement and that they (i) will not violate any of the provisions of this agreement relating to compliance with securities laws, rules, and regulations (ii) will not violate any provision of this agreement relating to confidentiality of the business of ALTRES and (iii) consent to be governed by the provisions of this agreement relating to arbitration in the case of any claims arising from their warranties herein.